                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              ECHELON CORPORATION


     Echelon Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), certifies that:

     A. The name of the Corporation is Echelon Corporation. Echelon Corporation was originally incorporated under the name Echelon Systems, Inc., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 7, 1988.

     B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate restates, integrates and further amends the provisions of the Corporation's Certificate of Incorporation.

     C. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is restated and further amended to read as follows:

          ONE. The name of this Corporation is Echelon Corporation.
          ---

          TWO. The address of the Corporation's registered office in the State
          ---
of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such office is The Corporation Trust Company.

          THREE. The nature of the business or purposes to be conducted by this
          -----
Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

          FOUR. This Corporation is authorized to issue two classes of shares to
          ----
be designated respectively Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 50,000,000, with par value of $0.01 per share, and the total number of shares of Preferred Stock this Corporation shall have authority to issue is 11,000,000, with par value of $0.01 per share. Of the Preferred Stock, 1,250,000 shares shall be designated Series B Preferred Stock ("Series B Stock"), 1,608,000 shares shall be designated Series C Preferred Stock ("Series C Stock") and 3,172,000 shares shall be designated Series D Preferred Stock ("Series D Stock").

     The undesignated 4,970,000 shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the number of shares of any such series. The Board of Directors is also authorized to determine or alter the powers, designations, preferences, rights and restrictions to be imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

     The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

     The rights, preferences, privileges and restrictions granted to or imposed on the Common Stock and Preferred Stock are as follows:

     1.   Dividends.  The holders of the Preferred Stock shall be entitled to
          ---------
receive when and as declared by the Board of Directors out of any funds legally available therefor, dividends at the rate of (i) $0.48 per share per annum, on each outstanding share of Series B Preferred Stock ("Series B Stock"), (ii) $0.622 per share per annum, on each outstanding share of Series C Preferred Stock ("Series C Stock") and (iii) $0.80 per share per annum, on each share of Series D Stock, adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares. No dividends (other than those payable solely in Common Stock) shall be paid with respect to the Common Stock during any fiscal year of the Corporation until dividends in the total amount of $0.48 per share on the Series B Stock, $0.622 per share on the Series C Stock and $0.80 per share on the Series D Stock (adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares) shall have been paid or declared and set apart during that fiscal year. Dividends on the Series B Stock, Series C Stock and Series D Stock shall not be cumulative and no rights shall accrue to the holders of Series B Stock, Series C Stock and Series D Stock in the event that the Corporation shall fail to declare or pay dividends on the Series B Stock in the amount of $0.48 per share, the Series C Stock in the amount of $0.622 per share or the Series D Stock in the amount of $0.80 per share (adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares) or in any amount in any previous fiscal year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. After dividends in the amount of $0.48 per share on the Series B Stock, dividends in the amount of $0.622 per share on the Series C Stock and dividends in the amount of $0.80 per share on the Series D Stock (adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares) have been paid or declared and set apart in any one fiscal year of the Corporation, if the Board shall elect to declare additional dividends out of funds legally available therefor in that fiscal year, such additional dividends shall be declared solely on the Common Stock.

     2.   Liquidation Preference.
          ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of (i) $6.00 per share for each share of Series B Stock then held by them, (ii) $7.7736 per share for each share of Series C Stock then held by them and (iii) $10.00 per share for each share of Series D Stock then held by them (adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares), and, in addition, the amount of any declared but unpaid dividends on each share of Preferred Stock then held by them.

          (b) If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Preferred Stock in proportion to the aggregate preferential amount of all shares of Preferred Stock then held by them bears to the aggregate preferential amount of all shares of Preferred Stock outstanding as of the date of the distribution upon the occurrence of such event.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment has been made to the holders of Preferred Stock of the full amounts to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held.

          (d) For purposes of this Section 2, a consolidation or merger of the Corporation with and into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, or a reorganization of the Corporation in which more than fifty percent (50%) of the outstanding stock of the Corporation is exchanged, shall be treated as a liquidation, dissolution or winding up within the meaning of this paragraph.

     3.   Voting Rights.  The holders of shares of Preferred Stock shall have
          -------------
the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited. Holders of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) be rounded to the nearest whole number.

          (b) Except as otherwise provided herein or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, and except as required by law, holders of Preferred Stock shall have no special voting rights.

     4.   Conversion.  The holders of Preferred Stock shall have conversion
          ----------
rights as follows (the "Conversion Rights"):

          (a)  Right to Convert. Subject to the adjustment provisions of this
               ----------------
Section 4, each share of Preferred Stock shall be convertible, at the option of the holder and without payment of additional consideration, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined (i) in the case of Series B Stock, by dividing $6.00 by the Series B Conversion Price, (ii) in the case of the Series C Stock, by dividing $7.7736 by the Series C Conversion Price, and (iii) in the case of the Series D Stock, by dividing $10.00 by the Series D Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The respective prices at which shares of Common Stock shall be deliverable upon conversion of shares of each series of Preferred Stock shall initially be $6.00 with respect to shares of Series B Stock (the "Series B Conversion Price"), $7.7736 with respect to shares of Series C Stock (the "Series C Conversion Price"), and $10.00 with respect to shares of Series D Stock (the "Series D Conversion Price"). The term "Conversion Price" as used herein shall refer to the Series B Conversion Price, the Series C Conversion Price and the Series D Conversion Price, as applicable. The initial Conversion Price shall be subject to adjustment as hereinafter provided.

          (b)  Automatic Conversion.  Each share of Preferred Stock shall
               --------------------
automatically be converted into shares of Common Stock at the then effective Conversion Price:

               (i) upon the affirmative vote of the holders of a majority of the outstanding Preferred Stock voting together as a single class to cause all outstanding shares of Preferred Stock to be converted.

               (ii) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of equity securities for the account of the Corporation to the public at an aggregate price (prior to underwriter's commissions and offering expenses) of not less than $15,000,000. In the event of the automatic conversion of the Preferred Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

          (c)  Mechanics of Conversion. No fractional shares of Common Stock
               -----------------------
shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or in the case of automatic conversion on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments to Conversion Price for Diluting Issues.
               ---------------------------------------------------

               (i)  Adjustments for Subdivisions, Combinations or Consolidation
                    -----------------------------------------------------------
of Common Stock. In the event the outstanding shares of Common Stock shall be
---------------
subdivided (by stock split, stock dividends or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (ii) Adjustments for Stock Dividends and Other Distributions. In
                    -------------------------------------------------------
the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro-rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 4 or as provided in Section 1, then and in each such event the holders of Preferred Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Preferred Stock been converted into Common stock on the date of such event.

               (iii) Adjustments for Reclassification, Exchange and
                     ----------------------------------------------
Substitution.  Except as provided in Section 2 upon any liquidation, dissolution
------------
or winding up of the Corporation, if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that exchange.

          (e)  No Impairment.  The Corporation will not, by amendment of its
               -------------
Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this certificate by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

          (f)  Certificate as to Adjustments. Upon the occurrence of each
               -----------------------------
adjustment or readjustment of the Conversion Price pursuant to Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this certificate and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Preferred Stock.

          (g)  Notices of Record Date. In the event of any taking by the
               ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution whether in cash, property, stock or other securities, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified in such notice, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or rights, and the amount and character of such dividend, distribution, or right.

          (h)  Reservation of Stock Issuable Upon Conversion. The Corporation
               ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (i)  Notices. Any notice required by the provisions of Section 4 to be
               -------
given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (j)  Status of Converted Shares. In the event any shares of Preferred
               --------------------------
Stock shall be converted pursuant to Section 4, the shares so converted shall be cancelled and shall not be reissuable by the Corporation.

     5.   Amendment.  The Amended and Restated Certificate of Incorporation of
          ---------
the Corporation shall not be further amended without the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, voting separately as a class, if the amendment would (i) increase or decrease the aggregate number of authorized shares of Preferred Stock, (ii) increase or decrease the par value of the shares of Preferred Stock, or (iii) alter or change the powers, preferences or special rights of the shares of Preferred Stock so as to affect them adversely.

          FIVE.  The Corporation is to have perpetual existence.
          ----

          SIX.  In furtherance and not in limitation of the powers conferred by
          ---
statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

          SEVEN.  The number of directors of the Corporation shall be not less
          -----
than five (5) nor more than seven (7). The exact number of directors shall be as set forth in the Bylaws of the Corporation.

          EIGHT.  Vacancies existing in the Board of Directors for any reason,
          -----
and any directorships resulting from any increase in the authorized number of directors, may be filled between annual meetings of stockholders only by the Board of Directors acting according to the procedures for the filling of vacancies set forth in the Bylaws of the Corporation.

          NINE.  This Article shall become effective immediately upon the
          ----
Corporation's no longer being subject to Section 2115 of the California Corporations Code. Upon the effectiveness of this Article, the Board of Directors shall be divided into three classes consisting of as nearly equal numbers of directors as possible, and designated Class A, Class B, and Class C. The term of office of Class A shall expire at the first annual meeting of stockholders following the effectiveness of this Article, and each third annual meeting of stockholders thereafter; the term of office of Class B shall expire at the second annual meeting of stockholders following the effectiveness of this Article, and each third annual meeting of stockholders thereafter; and the term of office of Class C shall expire at the third annual meeting of stockholders following the effectiveness of this Article, and each third annual meeting of stockholders thereafter. If Section 2115 of the California Corporations Code becomes inapplicable to the Corporation upon the occurrence of an annual stockholders meeting, then the election of directors at such meeting shall be in accordance with the terms set forth in this Article NINE. If Section 2115 of the California Corporations Code becomes inapplicable to the Corporation between annual meetings of stockholders, then as soon as practicable following the effectiveness of this Article, the directors then in office shall by resolution of the Board of Directors select which of such directors shall be Class A directors, Class B directors and Class C directors. Directors added to the board of directors between annual meetings of stockholders by reason of an increase in the authorized number of directors shall belong to the class designated by the Board of Directors; provided however that the number of board seats designated to belong to Class A, Class B and Class C must be as nearly equal in number as possible. Following the effectiveness of this Article, stockholders may effect the removal of a director only for cause. This provision shall supersede any provision to the contrary in the Corporation's Bylaws.

          TEN.  At all elections of directors of the Corporation, if any holder
          ---
of stock of this Corporation entitled to vote at an election of directors shall have given the Corporation notice in accordance with the manner therefor set forth in the Corporation's Bylaws of such holder's intention to cumulate his or her votes for the election of directors, then each holder of stock or of any class or classes or of a series or series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to his or her shares of stock multiplied by the number of directors to be elected, and the holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder may see fit.

          ELEVEN.  Article TEN of this Amended and Restated Certificate of
          ------
Incorporation, providing for cumulative voting, shall cease to be effective immediately upon the Corporation's no longer being subject to Section 2115 of the California Corporations Code, and any provision to the contrary in the Bylaws of the Corporation shall then be null and void.

          TWELVE.  Anything in this Amended and Restated Certificate of
          ------
Incorporation to the contrary notwithstanding, neither the provisions of this Article nor the provisions of Article ELEVEN (elimination of cumulative voting), Article NINE (classification of the Board of Directors), or Article SEVEN (authorized number of directors) of this Amended and Restated Certificate of Incorporation nor the provisions of Section 2.3 (special meeting), Section 2.15 (advance notice of stockholder nominees), Section 2.16 (advance notice of stockholder business), or Section 9.2 (super-majority vote) of the Bylaws shall be repealed or amended, nor shall any provision inconsistent with the aforementioned provisions be adopted and added to this Amended and Restated Certificate of Incorporation or the Bylaws except upon the affirmative vote of not less than two-thirds of the shares of the Corporation issued and outstanding.

          THIRTEEN.  Meetings of stockholders may be held within or without the
          --------
State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

          FOURTEEN.  To the fullest extent permitted by the Delaware General
          --------
Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stock holders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability or limitation thereof is not permitted under the Delaware Corporation Law as the same exists or may hereafter be amended. Neither any amendment nor repeal of this Article FOURTEEN, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article FOURTEEN, shall eliminate or reduce the effect of this Article FOURTEEN in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article FOURTEEN, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

          FIFTEEN.  Advance notice of new business and stockholder nominations
          -------
for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          SIXTEEN.  The Corporation reserves the right to amend, alter, change
          -------
or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, Echelon Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by M. Kenneth Oshman, its President, and attested by Oliver R. Stanfield, its Assistant Secretary, this 29th day of September, 1995.


                                        ECHELON CORPORATION


                                        _______________________________
                                        M. Kenneth Oshman, President


ATTEST:


_______________________________
Oliver R. Stanfield,
Assistant Secretary

               CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
                               AND PRIVILEGES OF

                           SERIES E PREFERRED STOCK

                                      OF

                              ECHELON CORPORATION


            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware

     I, M. Kenneth Oshman, the Chief Executive Officer of Echelon Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors by the Restated and Amended Certificate of Incorporation of the said Corporation, the said Board of Directors on February 11, 1997 and April 4, 1997 adopted the following resolution creating a series of 2,400,000 shares of Preferred Stock designated as Series E Preferred Stock:

     RESOLVED: That pursuant to the authority vested in the Board of Directors
     --------
of the Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock, $.01 par value, of the Corporation, to be designated Series E Preferred Stock ("Series E Stock"), initially consisting of 2,400,000 shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series E Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

     Section 1.  Designation and Amount.  The shares of such series shall be
                 ----------------------
designated as "Series E Stock", par value $.01 per share, and the number of shares constituting such series shall be 2,400,000.

     Section 2.  Dividends.  The holders of the Preferred Stock shall be
                 ---------
entitled to receive when and as declared by the Board of Directors out of any funds legally available therefor, dividends at the rate of (i) $0.48 per share per annum, on each outstanding share of Series B Preferred Stock ("Series B Stock"), (ii) $0.622 per share per annum, on each outstanding share of Series C Preferred Stock ("Series C Stock"), (iii) $0.80 per share per annum, on each share of Series D Preferred Stock ("Series D Stock") and $0.40 per share per annum, on each share of Series E Stock, adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares. No dividends (other than those payable solely in Common Stock) shall be paid with respect to the Common Stock during any fiscal year of the Corporation until dividends in the total amount of $0.48 per share on the Series B Stock, $0.622 per share on the Series C Stock, $0.80 per share on the Series D Stock and $0.40 per share on the Series E Stock (adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares) shall have been paid or declared and set apart during that fiscal year. Dividends on the Series B Stock, Series C Stock, Series D Stock and Series E Stock shall not be cumulative and no rights shall accrue to the holders of Series B Stock, Series C Stock, Series D Stock and Series E Stock in the event that the Corporation shall fail to declare or pay dividends on the Series B Stock in the amount of $0.48 per share, the Series C Stock in the amount of $0.622 per share, the Series D Stock in the amount of $0.80 per share or the Series E Stock in the amount of $0.40 per share (adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares) or in any amount in any previous fiscal year of the Corporation, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. After dividends in the amount of $0.48 per share on the Series B Stock, dividends in the amount of $0.622 per share on the Series C Stock, dividends in the amount of $0.80 per share on the Series D Stock and dividends in the amount of $0.40 per share on the Series E Stock (adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares) have been paid or declared and set apart in any one fiscal year of the Corporation, if the Board shall elect to declare additional dividends out of funds legally available therefor in that fiscal year, such additional dividends shall be declared solely on the Common Stock.

     Section 3.  Liquidation Preference.
                 ----------------------

          (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, the amount of (i) $6.00 per share for each share of Series B Stock then held by them, (ii) $7.7736 per share for each share of Series C Stock then held by them, (iii) $10.00 per share for each share of Series D Stock then held by them and (iv) $5.00 per share for each share of Series E Stock then held by them (adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares), and, in addition, the amount of any declared but unpaid dividends on each share of Preferred Stock then held by them.

          (b) If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Preferred Stock in proportion to the aggregate preferential amount of all shares of Preferred Stock then held by them bears to the aggregate preferential amount of all shares of Preferred Stock outstanding as of the date of the distribution upon the occurrence of such event.

          (c) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment has been made to the holders of Preferred Stock of the full amounts to which they shall be entitled as aforesaid, the holders of Common Stock shall be entitled to share ratably in the remaining assets, based on the number of shares of Common Stock held.

          (d) For purposes of this Section 3, a consolidation or merger of the Corporation with and into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, or a reorganization of the Corporation in which more than fifty percent (50%) of the outstanding stock of the Corporation is exchanged, shall be treated as a liquidation, dissolution or winding up within the meaning of this paragraph.

     Section 4.  Voting Rights.  The holders of shares of Series E Stock shall
                 -------------
have the following voting rights:

          (a) Subject to the provision for adjustment hereinafter set forth, the holder of each share of Series E Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series E Stock could be converted at the record date for the determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of the stockholders is solicited. Holders of Series E Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes by the holders of Series E Stock shall not, however be permitted and any fractional voting rights shall (after aggregating all shares into which shares of Series E Stock held by each holder could be converted) be rounded to the nearest whole number.

          (b) Except as otherwise provided herein or by law, the holders of shares of Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, and except as required by law, holders of Preferred Stock shall have no special voting rights.

     Section 5.  Conversion.  The holders of Series E Stock shall have
                 ----------
conversion rights as follows (the "Conversion Rights"):

          (a) Right to Convert.  Subject to the adjustment provisions of this
              ----------------
Section 5, each share of Series E Stock shall be convertible, at the option of the holder and without payment of additional consideration, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock, as is determined by dividing $5.00 by the Series E Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of Series E Stock shall initially be $5.00 (the "Series E Conversion Price"). The term "Conversion Price" as used herein shall refer to the Series E Conversion Price. The initial Conversion Price shall be subject to adjustment as hereinafter provided.

          (b) Automatic Conversion.  Each share of Series E Stock shall
              --------------------
automatically be converted into shares of Common Stock at the then effective Conversion Price:

              (i) upon the affirmative vote of the holders of a majority of the outstanding Preferred Stock voting together as a single class to cause all outstanding shares of Preferred Stock to be converted.

              (ii) upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of equity securities for the account of the Corporation to the public at an aggregate price (prior to underwriter's commissions and offering expenses) of not less than $15,000,000. In the event of the automatic conversion of the Series E Stock upon a public offering as aforesaid, the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series E Stock shall not be deemed to have converted such Series E Stock until immediately prior to the closing of such sale of securities.

          (c) Mechanics of Conversion.  No fractional shares of Common Stock
              ------------------------
shall be issued upon conversion of the Series E Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series E Stock shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series E Stock, and shall give written notice to the Corporation at such office that he elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 5(b), the outstanding shares of Series E Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series E Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series E Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been immediately prior to the close of business on the date of such surrender of the shares of Series E Stock to be converted, or in the case of automatic conversion on the date of closing of the offering, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          (d)  Adjustments to Conversion Price for Diluting Issues.
               ---------------------------------------------------

               (i)   Adjustments for Subdivisions, Combinations or Consolidation
                     -----------------------------------------------------------
of Common Stock. In the event the outstanding shares of Common Stock shall be
---------------
subdivided (by stock split, stock dividends or otherwise), into a greater number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

               (ii)  Adjustments for Stock Dividends and Other Distributions. In
                     -------------------------------------------------------
the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution (excluding any repurchases of securities by the Corporation not made on a pro-rata basis from all holders of any class of the Corporation's securities) payable in property or in securities of the Corporation other than shares of Common Stock, and other than as otherwise adjusted in this Section 5 or as provided in Section 2, then and in each such event the holders of Series E Stock shall receive at the time of such distribution, the amount of property or the number of securities of the Corporation that they would have received had their Series E Stock been converted into Common Stock on the date of such event.

               (iii) Adjustments for Reclassification, Exchange and
                     ----------------------------------------------
Substitution. Except as provided in Section 3 upon any liquidation, dissolution
------------
or winding up of the Corporation, if the Common Stock issuable upon conversion of the Series E Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series E Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series E Stock immediately before that exchange.

          (e) No Impairment.  The Corporation will not, by amendment of its
              -------------
Restated and Amended Certificate of Incorporation or its Certificate of Designation of Rights, Preferences and Privileges of Series E Preferred Stock, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this certificate by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series E Stock against impairment.

          (f) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Conversion Price pursuant to Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms of this certificate and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series E Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series E Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Series E Stock.

          (g) Notices of Record Date.  In the event of any taking by the
              ----------------------
Corporation of a record of the holders of any class of securities for the purpose of determining the holders of such securities who are entitled to receive any dividend or other distribution whether in cash, property, stock or other securities, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series E Stock at least twenty (20) days prior to the date specified in such notice, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, or rights, and the amount and character of such dividend, distribution, or right.

          (h) Reservation of Stock Issuable Upon Conversion.  The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series E Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series E Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series E Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (i) Notices.  Any notice required by the provisions of Section 5 to be
              -------
given to the holders of shares of Series E Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          (j) Status of Converted Shares. In the event any shares of Series E
              --------------------------
Stock shall be converted pursuant to Section 5, the shares so converted shall be cancelled and shall not be reissuable by the Corporation.

  IN WITNESS WHEREOF, Echelon Corporation has caused this Certificate to be signed by M. Kenneth Oshman, its Chief Executive Officer, this 6th day of May, 1997.




                                        _____________________________________
                                        M. Kenneth Oshman
                                        Chief Executive Officer